Exhibit 10.31

Douglas Brooks

November 19, 2018

Bravo Multinational, Inc

2020 General Booth Blvd, Unit 230

Virginia Beach, VA 23454

Dear Executives,

I, Douglas Brooks, hereby resign as Vice-President and Director of Bravo Multinational, Inc. (BRVO: OTCPINK).  My decision to leave as both an officer and a director of the Company are personal in nature, and that I had no disagreements or arguments with current management and directors at Bravo Multinational, Inc.  My resignation is effective immediately on this date, November 19, 2018.

I agree to have my resignation letter posted in the FORM 8-K as an exhibit, as such.

Sincerely,

/s/ Douglas Brooks

Douglas Brooks

Retired Officer/Director